UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 16, 2017 (October 10, 2017)

Date of Report (Date of Earliest Event Reported)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio		45202
(Address of principal executive offices)		Zip Code

(513) 983-1100		45202
(Registrant’s telephone number, including area code)		Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 10, 2017, The Procter & Gamble Company (the “Company”) held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the proposals voted upon at the Annual Meeting, and the estimated preliminary voting results reported by the Company’s proxy solicitors, D.F. King & Co., Inc. and MacKenzie Partners, Inc. (the “Solicitors”) based on the information available to the Solicitors.

These results are preliminary estimates only and are subject to change based on the certification of the voting results by the independent inspector of elections, IVS Associates, Inc. (“IVS”). The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results after receiving IVS’s final certified report.

As of the close of business on August 11, 2017, the record date for the Annual Meeting, 2,548,109,787 shares of the Company’s common stock, without par value (“Common Stock”), 41,379,583 shares of Series A ESOP Convertible Class A Preferred Stock (“Series A Preferred Stock”) and 55,789,846 shares of Series B ESOP Convertible Class A Preferred Stock (“Series B Preferred Stock”), were outstanding and entitled to vote. Based on the estimated preliminary results from the Solicitors and subject to the qualifications set forth herein, at least 1,906,405,454 shares of Common Stock, 41,379,583 shares of Series A Preferred Stock and 55,789,846 shares of Series B Preferred Stock were voted in person or by proxy at the Annual Meeting, representing more than 75 percent of the shares entitled to be voted.

The estimated preliminary tabulation of the voting results (subject to the caveats noted herein) from the Solicitors for the proposals presented at the Annual Meeting are as follows:1

Proposal 1 - Election of Directors

The Company’s Board of Director Nominees

Director	For	Withheld
Francis S. Blake	1,963,249,318	17,858,582
Angela F. Braly	1,947,974,889	33,133,011
Amy L. Chang	1,962,815,511	18,292,389
Kenneth I. Chenault	1,910,735,625	70,372,275
Scott D. Cook	1,951,854,072	29,253,827
Terry J. Lundgren	1,956,769,853	24,338,047
W. James McNerney Jr.	1,945,655,222	35,452,678
David S. Taylor	1,926,894,111	54,213,788
Margaret C. Whitman	1,934,440,570	46,667,330
Patricia A. Woertz	1,962,255,447	18,852,453
Ernesto Zedillo	979,150,492	13,644,761

1 The estimated preliminary vote results set forth in this 8-K have been prepared by the Solicitors based on their work performed in connection with the Annual Meeting. These estimated preliminary vote results reflect our Solicitors’ estimates of each of the following: (i) blue proxy cards received from registered holders by the Company netted to reflect revocations received by Trian Partners, L.P. and certain of its affiliates (together, “Trian”) on white proxy cards from registered holders; (ii) white proxy cards from registered holders received by Trian netted to reflect revocations received by the Company on blue proxy cards from registered holders; (iii) blue proxy cards and white proxy cards voted by Broadridge Financial Solutions (“Broadridge”) on behalf of custodian bank and broker clients; (iv) proxy cards voted by intermediaries for banks and brokers outside of the Broadridge system; (v) the net effect of legal proxies and other ballots or proxy cards voted at the Annual Meeting prior to the closing of the polls; and (vi) the number of votes cast on behalf of the beneficiaries of the Series A Preferred Stock and the Series B Preferred Stock.

Trian’s Nominee

Director	For	Withheld
Nelson Peltz	972,999,075	15,313,571

The total estimated number of broker non-votes with respect to Proposal 1 was 22,466,983. Based on the estimated preliminary results, the eleven directors elected at the meeting would be: Francis S. Blake, Angela F. Braly, Amy L. Chang, Kenneth I. Chenault, Scott D. Cook, Terry J. Lundgren, W. James McNerney Jr., David S. Taylor, Margaret C. Whitman, Patricia A. Woertz and Ernesto Zedillo.

Proposal 2 - Ratify the appointment of the Independent Registered Public Accounting Firm. The proposal was approved based on the following estimated preliminary vote:

For	Against	Abstain	Broker Non-Votes
1,917,151,008	33,769,413	52,654,462	-

Proposal 3 - Advisory vote on Company’s Executive Compensation (the “Say on Pay” vote). The proposal to approve, on an advisory basis, executive compensation was approved based upon the following estimated preliminary vote:

For	Against	Abstain	Broker Non-Votes
1,774,352,849	135,827,787	70,927,263	22,466,983

Proposal 4 - Advisory vote on Frequency of Executive Compensation vote. The advisory vote on the frequency of future advisory votes on executive compensation received the following estimated preliminary vote, with the “one year” frequency receiving the highest number of estimated preliminary votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,719,336,303	31,057,834	166,775,720	63,938,043	22,466,983

The Company will disclose its decision on the frequency of the Say on Pay vote in a further amendment to this Current Report on Form 8-K.

Proposal 5 – Shareholder Proposal – Adopt Holy Land Principles. The shareholder proposal related to the adoption of the Holy Land Principles was withdrawn by the proponent and, consequently, not presented at the 2017 Annual Meeting.

Proposal 6 - Shareholder Proposal - Report on Application of Company Non-Discrimination Policies in States with Pro-Discrimination Laws. The shareholder proposal did not obtain approval based on the following estimated preliminary vote:

For	Against	Abstain	Broker Non-Votes
125,425,842	1,758,315,424	97,366,634	22,466,983

Proposal 7 – Shareholder Proposal - Report on Mitigating Risks of Activities in Conflict-Affected Areas. The shareholder proposal did not obtain approval based on the following estimated preliminary vote:

For	Against	Abstain	Broker Non-Votes
143,825,102	1,757,478,895	79,803,903	22,466,983

Proposal 8 - Shareholder Proposal - Repeal Certain Amendments to Regulations. The shareholder proposal did not obtain approval because it did not receive the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal based on the following estimated preliminary vote:

For	Against	Abstain	Broker Non-Votes
997,183,693	923,874,984	60,049,223	22,466,983

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/ Sandra T. Lane
Sandra T. Lane
Assistant Secretary
October 16, 2017